UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 17, 2012

MHI HOSPITALITY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Maryland	333-118873	20-1531029
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

410 W. Francis Street

Williamsburg, Virginia 23185

(757) 229-5648

(Address, including Zip Code and Telephone Number, including

Area Code, of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

MHI Hospitality Corporation (the “Company”) held its 2012 Annual Meeting of Stockholders on April 17, 2012 (the “Annual Meeting”). The Company is providing the following information regarding the final results of the matters voted on by stockholders at the Annual Meeting:

a)	Election of eight (8) Directors to serve for the ensuing year and until their respective successors are elected:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
David J. Beatty	3,567,291	74,644	4,477,837
J. Paul Carey	3,317,095	324,840	4,477,837
David R. Folsom	3,537,126	104,809	4,477,837
James P. O’Hanlon	3,566,810	75,125	4,477,837
Andrew M. Sims	3,537,736	104,199	4,477,837
Kim E. Sims	3,515,836	126,099	4,477,837
Edward S. Stein	3,559,591	82,344	4,477,837
Anthony C. Zinni	3,543,591	98,344	4,477,837

b)	Ratification of the appointment of Witt Mares, PLC, the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012: 7,558,738 shares in favor, 60,770 shares against and 4,351 shares abstaining. There were no broker non-votes for this proposal.

Item 7.01	Regulation FD Disclosure.

On April 17, 2012, the Company conducted its Annual Meeting. A copy of the presentation provided at the Annual Meeting is furnished as Exhibit 99.1 hereto.

The information contained in this Form 8-K under “Item 7.01 Regulation FD Disclosure” is furnished in accordance with SEC Release 33-8216. The information in Item 7.01 of this Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1    Presentation of MHI Hospitality Corporation provided at its Annual Meeting on April 17, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 18, 2012

MHI HOSPITALITY CORPORATION

By:	/s/ ANDREW M. SIMS
Name:	Andrew M. Sims
Title:	Chief Executive Officer

Exhibit List

99.1	Presentation of MHI Hospitality Corporation provided at its Annual Meeting on April 17, 2012.